               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 20th day of February, 1998 by and between INSIGNIA PROPERTIES TRUST, a Maryland real estate investment trust (the "Successor"), and MAE GP CORPORATION, a Delaware corporation (the "Merging Corporation").

                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, the parties desire to enter into a merger pursuant to which the Merging Corporation shall merge with and into the Successor on the terms set forth herein; and

         WHEREAS, the parties have previously entered into that certain Agreement and Plan of Merger dated February 17, 1998 (the "Original Agreement"), and by this Agreement wish to amend and restate the Original Agreement in its entirety;

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

                                   ARTICLE I

                           THE MERGER; EFFECTIVE DATE
                           --------------------------

         1.1 Subject to the terms and conditions set forth herein, the parties hereby agree to merge in accordance with the terms of the Agreement. The merger between the parties described herein (the "Merger") shall be accomplished in the manner specified in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law") and the Delaware General Corporation Law (the "DGCL").

         1.2 The parties contemplate that, effective upon the consummation of the Merger, the Merging Corporation will be merged with and into the Successor, that the Merging Corporation thereafter will cease to exist as a separate corporation and that the Successor will be the surviving business entity in the Merger.

         1.3 The consummation of the Merger is subject to, and contingent upon, the occurrence of each of the following conditions precedent (the "Conditions to the Merger"): (i) the Board of Directors of the Merging Corporation adopting a resolution declaring that the Merger is advisable and is approved; (ii) the recommendation of the Merger to the sole stockholder of the Merging Corporation by the Board of Directors of the Merging Corporation; (iii) the approval of the Merger by the sole stockholder of the Merging Corporation; and (iv) the Board of Trustees of the Successor approving the Merger.

         1.4 Subject to the occurrence of each of the Conditions to the Merger, the Merger shall be accomplished as follows:

                  (a) Each of the parties shall cause the Agreement of Merger in the form attached hereto as Exhibit A (the "Delaware Agreement of Merger") to be executed by its appropriate officers and filed with the Secretary of State of the State of Delaware.

                  (b) Each of the parties shall cause the Articles of Merger in the form attached hereto as Exhibit B (the "Maryland Articles of Merger") to be executed by its appropriate officers and filed with the State Department of Assessments and Taxation of the State of Maryland.

         1.5 Effective as of the Effective Date (as hereinafter defined), the Merging Corporation shall be merged with and into the Successor; the separate existence of the Merging Corporation shall cease; the Successor shall continue in existence and shall thereafter possess any and all purposes and powers of the Merging Corporation; and all assets, rights, properties and privileges of the Merging Corporation shall be transferred to, vested in and devolved upon the Successor without further act or deed, subject to all of the debts and obligations of the Merging Corporation.


                                   ARTICLE II

                   MERGER SHARE CONSIDERATION; CONVERSION AND
                           CANCELLATION IN THE MERGER
                   ------------------------------------------

         2.1 The manner and basis of converting the shares of stock of the Merging Corporation into shares of beneficial interest of the Successor at the Effective Date shall be as follows:

                  (a) At the Effective Date, each share of the common stock, par value $1.00 per share, of the Merging Corporation (the "Common Stock of the Merging Corporation") which is issued and outstanding immediately prior to the Effective Date automatically and without any action on the part of the stockholder thereof shall be converted into and become 332.3 shares of beneficial interest, par value $.01 per share, of the Successor ("Common Shares of the Successor").

                  (b) At the Effective Date, each share of the Common Stock of the Merging Corporation held in treasury, if any, shall be canceled and retired without the payment of any consideration.

         2.2 Each stock certificate which, prior to the Effective Date, represented issued shares of the Common Stock of the Merging Corporation shall be and become, on the Effective Date, a certificate representing 332.3 Common Shares of the Successor per share of Common Stock of the Merger Corporation automatically by virtue of the Merger and without any action on the part of the holder thereof. Upon consummation of the Merger, each stockholder of the Merging Corporation may surrender, assign and deliver to the Successor all of the certificates evidencing the shares of the Common Stock of the Merging Corporation which have been issued in his, her or its name, or otherwise assigned or transferred to such stockholder, and the Successor in exchange therefor will issue to each such stockholder a certificate evidencing
332.3 Common Shares of the Successor for each share of the Common Stock of the Merger Corporation evidenced by the certificates surrendered, assigned and delivered to the Successor.

         2.3 The Merger shall be effective immediately upon the later to occur (the "Effective Date") of (i) the date of the acceptance of the Delaware Agreement of Merger for record by the Delaware Secretary of State or (ii) the date of the acceptance of the Maryland Articles of Merger for record by the State Department of Assessments and Taxation of the State of Maryland.


                                  ARTICLE III

                   DECLARATION OF TRUST; BYLAWS AND TRUSTEES
                            AND OFFICERS OF SURVIVOR
                   -----------------------------------------

         3.1 The declaration of trust and the bylaws of the Successor in effect as of the Effective Date shall continue in effect as the declaration of trust and the bylaws of the Successor following the consummation of the Merger. The declaration of trust and the bylaws of the Successor shall not be amended or otherwise modified in connection with or as a result of the Merger.

         3.2 The incumbent officers and trustees of the Successor as of the Effective Date shall continue to serve in such capacities following the consummation of the Merger.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE MERGING CORPORATION
           ---------------------------------------------------------

         The Merging Corporation represents and warrants to and for the benefit of the Successor as follows:

         4.1 The Merging Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. The appropriate officers of the Merging Corporation have delivered to the Successor a complete and correct copy of the articles of incorporation and bylaws of the Merging Corporation, neither of which has been amended or repealed since delivery to

Successor, and each of which is in full force and effect in the form delivered to Successor.

         4.2 (a) The authorized capital stock of the Merging Corporation consists solely of 1,000 shares of Common Stock of the Merging Corporation, $1.00 par value, of which 1,000 shares have been issued and are outstanding. Each of the shares of the Common Stock of the Merging Corporation issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding Common Stock of the Merging Corporation has been issued in violation of shareholder preemptive rights and have been offered, issued, sold and delivered by the Merging Corporation in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable federal and state securities laws. The Merging Corporation has no issued or outstanding equity securities, debt securities or other instruments which are convertible at any time into equity securities of the Merging Corporation other than the 1,000 outstanding shares of Common Stock of the Merging Corporation. The 1,000 outstanding shares of Common Stock of the Merging Corporation represent 100% of the issued and outstanding capital stock of the Merging Corporation.

                           (b) The Merging Corporation is not subject to any
commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of the Merging Corporation.

                           (c) The Merging Corporation has no obligation
(contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                           (d) The Merging Corporation is not under any
obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

         4.3 As of the Effective Date, the Merging Corporation does not have, and the Successor shall not assume, any obligations under any employee benefit plan or incentive compensation plan.

         4.4 The Merging Corporation has the corporate power and authority to enter into the Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Merging Corporation of the Agreement, the consummation by the Merging Corporation of the Merger and the transactions contemplated hereby, and the performance by the Merging Corporation of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of the Merging Corporation. The Agreement has been duly executed and delivered by the Merging Corporation and constitutes a legal, valid and binding obligation of the Merging Corporation, fully enforceable against the Merging Corporation in accordance with its terms.

         4.5 Except for obtaining approval of the sole stockholder of the Merging Corporation and the filing of the Maryland Articles of Merger pursuant to the Maryland REIT Law and the Delaware Agreement of Merger pursuant to the DGCL, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by the Merging Corporation in connection with the execution and delivery by it of the Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of its obligations hereunder which have not been obtained by the Merging Corporation.

         4.6 On the date hereof, the Board of Directors of Merging Corporation declared and paid to its sole stockholder, Metropolitan Asset Enhancement, L.P., a dividend of all of the Class B common shares of Angeles Mortgage Investment Trust (the "AMIT Shares") held by Merging Corporation, and thus Successor will not succeed to the AMIT Shares by operation of law as a result of the Merger.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF SUCCESSOR
                  -------------------------------------------

         The Successor represents and warrants to and for the benefit of the Merging Corporation as follows:

         5.1 The Successor is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and has full real estate investment trust power and authority to carry on its businesses as it is now being conducted.

         5.2 The Successor has the real estate investment trust power and authority to enter into, execute and deliver the Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement by the Successor, the consummation by the Successor of the transactions contemplated hereby and the performance of its obligations hereunder have been duly authorized by all necessary trust action on the part of the Successor. The Agreement has been duly executed and delivered by the Successor and constitutes a legal, valid and binding obligation of the Successor, enforceable against the Successor in accordance with its terms.

         5.3 The Common Shares of the Successor to be issued pursuant to the Merger shall, when issued, (i) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by the Successor, (ii) be free and clear of any transfer restrictions, liens and encumbrances other than those imposed under applicable federal and state securities laws and regulations and the ownership limitations set forth in the Successor's declaration of trust and (iii) not be subject to any preemptive rights created by statute, the declaration of trust or the bylaws of the Successor.

         5.4 Pursuant to Section 8-501.1(c)(3) of the Maryland REIT Law, following a vote in favor of the Merger by a majority of the Successor's Board of Trustees, no stockholder approval will be necessary because (i) the Merger will not reclassify or change the Successor's outstanding shares or otherwise amend its declaration of trust and (ii) the number of shares of Common Stock of the Successor to be issued in the Merger is not more than 20 percent of the number of shares of Common Stock of the Successor outstanding before the Effective Date.

         5.5 Except for the filing of the Maryland Articles of Merger pursuant to the Maryland REIT Law and the Delaware Agreement of Merger pursuant to the DGCL, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by the Successor in connection with the execution and delivery of the Agreement, the consummation of any of the transactions contemplated hereby or the performance of any of its obligations hereunder which have not been obtained by the Successor.


                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

         6.1 The Agreement may be amended, modified, supplemented or changed in whole or in part only by an agreement in writing making specific reference to the Agreement and executed by each of the parties hereto.

         6.2 The Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the Agreement and the rights of the parties hereunder may not be assigned, and the obligations of the parties hereunder may not be delegated, in whole or in part, without the prior written consent of the other parties hereto.

         6.3 Nothing in the Agreement is intended to confer upon any person or party other than the parties hereto any rights or remedies hereunder.

         6.4 The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of the Agreement and to consummate the transactions contemplated hereby.

         6.5 The Agreement shall be interpreted, construed and enforced in accordance with, and shall be governed by, the laws of the State of Maryland, without regard to the conflict of laws principles thereof.

         6.6 The Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         6.7 Each party to the Agreement shall bear and be responsible for the costs and other expenses incurred by such party in connection with the Merger.

         IN WITNESS WHEREOF, each of the undersigned has caused the Agreement to be executed and delivered, each intending it to constitute an instrument under seal, as of the date set forth above.

                                                INSIGNIA PROPERTIES TRUST


                                                By:___________________________
                                                   Jeffrey P. Cohen
                                                   Senior Vice President


                                                MAE GP CORPORATION


                                                By:___________________________
                                                   Carroll D. Vinson
                                                   President

                                                                      EXHIBIT A
                                                                      ---------

                              AGREEMENT OF MERGER
                              -------------------


         THIS AGREEMENT OF MERGER (the "Agreement") is made as of the 20th day of February, 1998 by and between INSIGNIA PROPERTIES TRUST, a Maryland real estate investment trust (the "Successor") and MAE GP CORPORATION, a Delaware corporation (the "Merging Corporation").

         1. Subject to the terms and conditions set forth herein, the parties hereby agree to merge.

         2. The Merging Corporation will be merged with and into the Successor, and the Merging Corporation thereafter will cease to exist as a separate corporation.

         3. The manner and basis of converting the shares of stock of the Merging Corporation into shares of beneficial interest of the Successor at the Effective Date (as hereinafter defined) shall be as follows:

                  (a) At the Effective Date, each share of the common stock of the Merging Corporation which is issued and outstanding immediately prior to the Effective Date automatically and without any action on the part of the stockholder thereof shall be converted into and become 332.3 common shares of beneficial interest of the Successor.

                  (b) At the Effective Date, each share of the common stock of the Merging Corporation held in treasury, if any, shall be canceled and retired without the payment of any consideration.

         4. The Merger shall be effective immediately upon the later to occur (the "Effective Date") of (i) the date of the acceptance of this Agreement for record by the Secretary of State of the State of Delaware or (ii) the date of the acceptance for record of Articles of Merger executed by each of the parties hereto by the State Department of Assessments and Taxation of the State of Maryland.

         5. The terms and conditions of the transaction set forth in this Agreement of Merger were advised, authorized and approved by the Merging Corporation in the manner and by the vote required by its certificate of incorporation and bylaws and the laws of the State of Delaware. The terms and conditions of the transaction set forth in this Agreement of Merger were advised, authorized and approved by the Successor in the manner and by the vote required by its declaration of trust and bylaws and the laws of the State of Maryland. The manner of approval by the Merging Corporation and the Successor of the transaction set forth in these Articles of Merger was as follows:

                  (a) The board of directors of the Merging Corporation adopted a resolution by unanimous written consent as of February 16, 1998, which declared that the transaction set forth in this Agreement of Merger is advisable and approved, and directed that the transaction be submitted for consideration by the sole stockholder of the Merging Corporation. The transaction set forth in this Agreement of Merger was approved by the sole stockholder of the Merging Corporation by written consent as of February 16, 1998 in accordance with the certificate of incorporation of the Merging Corporation and the Delaware General Corporation Law.

                  (b) The board of trustees of the Successor adopted a resolution by action by unanimous written consent as of February 13, 1998, which declared that the transaction set forth in these Articles of Merger was advisable and approved. Pursuant to Section 8-501.1(c)(3) of the Maryland Corporations and Associations Article, following a vote in favor of the Merger by a majority of the Successor's board of trustees, no stockholder approval is necessary because (i) the Merger will not amend the Successor's declaration of trust; (ii) will not reclassify or change the Successor's outstanding shares; and (iii) the number of shares of Common Stock of the Successor to be issued in the Merger is not more than 20 percent of the number of shares of Common Stock of the Successor outstanding before the Effective Date.

         6. The Successor may be served with process in the State of Delaware in any proceeding for enforcement of any obligation the Merging Corporation, as well as for enforcement of any obligation of the survivor arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State is: The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

         IN WITNESS WHEREOF, the Merging Corporation and the Successor have caused this Agreement of Merger to be signed in their respective company names and on their behalf by their respective officers who acknowledge and certify respectively that this Agreement of Merger is the act of the Merging Corporation and the Successor and that to the best of their knowledge, information and belief and under penalties for perjury, all matters and facts contained in this Agreement is true in all material respects.

ATTEST:                                          INSIGNIA PROPERTIES TRUST


______________________________                   By:___________________________
Kelley M. Buechler                                  Jeffrey P. Cohen
Assistant Secretary                                 Senior Vice President


ATTEST:                                          MAE GP CORPORATION


______________________________                   By:___________________________
Kelley M. Buechler                                   Carroll D. Vinson
Assistant Secretary                                  President

                                                                      EXHIBIT B
                                                                      ---------

                               ARTICLES OF MERGER
                                    BETWEEN
                              MAE GP CORPORATION,
                             A DELAWARE CORPORATION
                                      AND
                           INSIGNIA PROPERTIES TRUST,
                             A MARYLAND REAL ESTATE
                                INVESTMENT TRUST


         MAE GP CORPORATION, a Delaware corporation (the "Merging
Corporation"), and Insignia Properties Trust, a Maryland real estate investment trust (the "Successor"), certify as follows:

         FIRST: The Merging Corporation and the Successor agree to merge (the "Merger") in accordance with the terms and conditions set forth herein and in the Amended and Restated Agreement and Plan of Merger, dated as of February 20, 1998, by and between the Successor and the Merging Corporation.

         SECOND: The Merger shall be effective upon the later of (i) the acceptance for record of these Articles of Merger by the State Department of Assessments and Taxation of the State of Maryland and (ii) the acceptance of an Agreement of Merger by the Secretary of State of the State of Delaware (the "Effective Date").

         THIRD: The name of the Merging Corporation is "MAE GP CORPORATION," which is incorporated under the laws of the State of Delaware. The name of the Successor is "Insignia Properties Trust," which is formed under the laws of the State of Maryland.

         FOURTH: The Merging Corporation was incorporated under the laws of the State of Delaware on December 20, 1991. The Merging
Corporation is not registered or qualified to do business in the State of Maryland.

         FIFTH: The principal office in Maryland of the Successor is located in Baltimore City at 300 East Lombard Street, Baltimore, Maryland 21202. The Merging Corporation does not have a principal office in Maryland.

         SIXTH: Neither the Merging Corporation nor the Successor owns any interest in land in the State of Maryland the title to which could be affected by recording an instrument in the land records.

         SEVENTH: The total number of shares of stock that the Merging Corporation has authority to issue is 1,000 shares of common stock, par value $1.00 per share ("Common Stock of the Merging Corporation"). The total number of shares of beneficial interest that the Successor has authority to issue is 400,000,000 common shares of beneficial interest, par value $0.01 per share ("Common Shares of the Successor"), and 100,000,000 preferred shares of beneficial interest, par value $0.01 per share.

         EIGHTH: The manner and basis of converting the shares of stock of the Merging Corporation into stock of the Successor at the Effective Date shall be as follows:

                  (a) At the Effective Date, each share of the Common Stock of the Merging Corporation which is issued and outstanding immediately prior to the Effective Date shall be converted into and become 332.3 fully paid and nonassessable Common Shares of the Successor.

                  (b) At the Effective Date, each share of the Common Stock of the Merging Corporation held in treasury, if any, shall be cancelled and retired without payment of any consideration.

         NINTH: On the Effective Date, the Merging Corporation shall be merged with and into the Successor, which shall continue its existence as a real estate investment trust under the laws of the State of Maryland and the separate existence and corporate organization of the Merging Corporation shall cease. The Successor shall continue in existence under its declaration of trust and bylaws as they exist immediately prior to the Effective Date.

         TENTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by the Merging Corporation in the manner and by the vote required by its certificate of incorporation and bylaws and the laws of the State of Delaware. The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by the Successor in the manner and by the vote required by its declaration of trust and bylaws and the laws of the State of Maryland. The manner of approval by the Merging Corporation and the Successor of the transaction set forth in these Articles of Merger was as follows:

                  (a) The board of directors of the Merging Corporation adopted a resolution by unanimous written consent as of February 16, 1998, which declared that the transaction set forth in these Articles of Merger is advisable and approved, and directed that the transaction be submitted for consideration by the sole stockholder of the Merging Corporation. The transaction set forth in these Articles of Merger was approved by the sole stockholder of the Merging Corporation by written consent as of February 16, 1998 in accordance with the certificate of incorporation of the Merging Corporation and the Delaware General Corporation Law.

                  (b) The board of trustees of the Successor adopted a resolution by action by unanimous written consent as of February 3, 1998, which declared that the transaction set forth in these Articles of Merger was advisable and approved. Pursuant to Section 8-501.1(c)(3) of the MGCL, following a vote in favor of the Merger by a majority of the Successor's board of trustees, no stockholder approval is necessary because (i) the Merger will not reclassify or change the Successor's outstanding shares or otherwise amend its declaration of trust and (ii) the number of shares of Common Stock of the Successor to be issued in the Merger is not more than 20 percent of the number of shares of Common Stock of the Successor outstanding before the Effective Date.

         ELEVENTH: No amendment to the declaration of trust of the Successor, the survivor in the Merger, will be affected by the Merger.

         IN WITNESS WHEREOF, the Merging Corporation and the Successor have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective authorized officers and attested to by their respective corporate Assistant Secretaries as of the 20th day of February, 1998.


ATTEST:                                          INSIGNIA PROPERTIES TRUST,
                                                   a Maryland real estate
                                                   investment trust


______________________________                   By:___________________________
Kelley M. Buechler                                  Jeffrey P. Cohen
Assistant Secretary                                 Senior Vice President


                                                 MAE GP CORPORATION,
                                                   a Delaware corporation


______________________________                   By:___________________________
Kelley M. Buechler                                  Carroll D. Vinson
Assistant Secretary                                 President



         The undersigned, being the duly elected and acting Senior Vice President of Insignia Properties Trust, a Maryland real estate investment trust (the "Successor"), hereby acknowledges that the foregoing Articles of Merger, of which this Certificate is a part, are the act of the Successor and certifies that, to the best of his knowledge, information and belief, and under penalties for perjury, all matters and facts contained in these Articles of Merger relating to the Successor are true in all material respects.


                                                 ------------------------------
                                                     Jeffrey P. Cohen

         The undersigned, being the duly elected and acting President of MAE GP CORPORATION, a Delaware corporation (the "Merging Corporation"), hereby acknowledges that the foregoing Articles of Merger, of which this Certificate is a part, are the act of the Merging Corporation and certifies that, to the best of his knowledge, information and belief, and under penalties for perjury, all matters and facts contained in these Articles of Merger relating to the Merging Corporation are true in all material respects.


                                                 ------------------------------
                                                  Carroll D. Vinson